Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Full Year and Fourth Quarter 2018 Results

For Release January 30, 2019

•                  Return on average assets of 1.71% and 1.61% for twelve and three months ended December 31, 2018, respectively

•                  Total assets of $3.9 billion increased $491.0 million, or 14%, compared with December 31, 2017

•                  Gross loans receivable of $2.1 billion increased 50% compared with December 31, 2017

•                  Pre-tax net income of $84.0 million increased 9% during the twelve months ended December 2018 and decreased 2%, to $21.1 million, in the fourth quarter of 2018 compared with the fourth quarter of 2017

•                  Closed on the acquisitions of Farmers-Merchants Bank of Paxton on October 1, 2018 and the assets of NattyMac, LLC on December 31, 2018.

CARMEL, Indiana — (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported fourth quarter 2018 net income of $15.4 million, or $0.51 per common share, compared with $20.3 million, or $0.73 per common share in the fourth quarter of 2017. The decrease in earnings per common share was primarily due to the additional common shares associated with the Company’s initial public offering in October of 2017, as well as the $6.9 million one-time benefit in the fourth quarter of 2017 associated with lower tax rates under federal income tax reform legislation.

The Company also reported net income of $62.9 million for the twelve months ended December 31, 2018, a 15% increase compared with $54.7 million in the comparable period of 2017.  Earnings per common share of $2.07 for the twelve months ended December 31, 2018 compared with $2.28 per common share in the comparable period of 2017.  The results for 2017 included a 6.2 million lower share count, and a $6.9 million one-time benefit associated with lower tax rates under federal income tax reform legislation.

“Our underlying results during the fourth quarter reflected strength in all business segments, with strong loan growth, high asset quality metrics across the board, and a demonstrated ability to effectively manage a rising interest rate environment. We delivered on our commitment to effectively utilize the capital raised from our IPO, by growing our loan portfolio by 50% over the last year.  We have also positioned ourselves to continue the trajectory of profitable growth into 2019,” said Michael Petrie, Chairman and CEO of Merchants. “I could not be prouder of all that our team accomplished during 2018 and in our first full year as a public company,” added Petrie.

Total Assets

Total assets increased $491.0 million, or 14%, to $3.9 billion at December 31, 2018, compared with $3.4 billion at December 31, 2017. The increase was due primarily to loan growth.  Return on average assets was 1.61% for the three months ended December 31, 2018, compared with 2.54% for the three months ended December 31, 2017.

Total loans receivable before allowance for loan losses increased $683.5 million, or 50%, to $2.1 billion at December 31, 2018, compared with $1.4 billion at December 31, 2017. This increase was primarily a result of growth in multi-family and healthcare financing, as well as mortgage warehouse lines of credit.

Asset Quality

The allowance for loan losses increased by $4.4 million, to $12.7 million, at December 31, 2018, compared with $8.3 million at December 31, 2017, reflecting growth in loans held for investment.  Non-performing loans were $3.6 million, or 0.18% of total loans at December 31, 2018, compared with $3.1 million, or 0.23% of total loans at December 31, 2017.

Total Deposits

Total deposits increased $287.5 million, or 10%, to $3.2 billion at December 31, 2018, compared with $2.9 billion at December 31, 2017. The increase was due primarily to growth in demand deposits and certificates of deposit during 2018.  Total short-term brokered deposits increased by 5%, to $988.2 million, or 31% of total deposits at December 31, 2018, compared with 32% at December 31, 2017.

Interest Income

Interest income increased $12.9 million, or 48%, to $39.8 million for the three months ended December 31, 2018, compared with $26.9 million for the three months ended December 31, 2017. This increase was due to both higher loan yields and loan growth.  The average yield on loans increased 59 basis points, to 4.93%, for the three months ended December 31, 2018, compared with

4.34% for the three months ended December 31, 2017.  The average balance of loans, including loans held for sale, during the three months ended December 31, 2018, increased by $622.2 million, or 29%, to $2.7 billion, compared with $2.1 billion for the three months ended December 31, 2017.

Interest Expense

Total interest expense increased $7.7 million, or 97%, to $15.7 million for the three months ended December 31, 2018, compared with the three months ended December 31, 2017. Interest expense on deposits increased $8.0 million, or 136%, to $13.8 million for the three months ended December 31, 2018, compared with the three months ended December 31, 2017. The increase in the cost of deposits was due primarily to the higher volume of interest-bearing checking and certificates of deposits, but also the overall increase in interest rates since last year. There was a 68 basis point increase in the average cost of interest-bearing deposits, to 1.81%, for the three months ended December 31, 2018, compared with 1.13% for the same period in 2017, and an increase in the average balance of interest-bearing deposits of $976.3 million, or 48%, to $3.0 billion for the three months ended December 31, 2018.

Net Interest Income

Net interest income increased $5.2 million, or 28%, to $24.2 million for the three months ended December 31, 2018 compared to the three months ended December 31, 2017.  The increase was primarily due to the growth in loans and loans held for sale and a 32 basis point increase in the interest rate spread, to 2.28%, for the three months ended December 31, 2018, from 1.96% for the three months ended December 31, 2017.  The net interest margin increased 17 basis points to 2.60% for the three months ended December 31, 2018, from 2.43% for the three months ended December 31, 2017.

Noninterest Income

Noninterest income decreased by $172,000, or 1%, to $14.7 million for the three months ended December 31, 2018, compared with the three months ended December 31, 2017. The decrease was primarily due to a $2.3 million decrease in loan servicing fees that reflected a positive fair market value adjustment in mortgage servicing rights of $436,000 in the fourth quarter of 2018 and $3.7 million in the fourth quarter of 2017. Gain on sale of loans increased $1.7 million, or 17%, primarily associated with higher multi-family loan sales in the secondary market.

Noninterest Expense

Noninterest expense increased $5.4 million, or 50%, to $16.2 million for the three months ended December 31, 2018, compared with $10.8 million for the three months ended December 31, 2017.  The increase was due primarily to a $3.6 million, or 51%, increase in salaries and employee benefits.  The increase in salaries and employee benefits was due primarily to an increase in the number of employees resulting from business growth and higher commissions related to higher multi-family volume.  The efficiency ratio grew to 41.6% in the fourth quarter of 2018, compared with 31.9% for the fourth quarter of 2017.

Income Taxes

Income tax expense increased $4.4 million, or 328%, to $5.7 million for the three months ended December 31, 2018, compared with the three months ended December 31, 2017.  The increase was due primarily to the one-time benefit of $6.9 million in the fourth quarter of 2017 from federal income tax reform legislation.  The effective tax rate was 27.0% for the three months ended December 31, 2018 compared with 6.1% for the three months ended December 31, 2017.

Segments

For the three months ended December 31, 2018, net income increased 16% for Mortgage Warehousing and 156% for Banking, compared with the fourth quarter of 2017. The increase in Banking reflected an increase in net interest income and a $1.0 million one-time expense associated with federal income tax reform legislation in the fourth quarter of 2017.  During the same period, Multi-family Mortgage Banking decreased 68%, primarily due to a $7.9 million one-time benefit associated with federal income tax reform legislation in the fourth quarter of 2017 and higher commissions on loan growth in the fourth quarter of 2018.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking.  Merchants Bancorp, with $3.9 billion in assets and $3.2 billion in deposits as of December 31, 2018, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp. (formerly known as P/R Mortgage and Investment Corp. prior to October 1, 2018), Farmers-Merchants Bank of Illinois (formerly known as Joy State Bank prior to October 22, 2018 and includes the October 1, 2018 acquisition of Farmers-Merchants National Bank of Paxton, Illinois), Merchants Capital Servicing, LLC (formerly known as RICHMAC Funding LLC prior to November 1, 2018), and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbankofindiana.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including those factors identified in “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: John Macke

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31,	December 31,
	2018	2017
Assets
Cash and due from banks	$25,855	$18,905
Interest-earning demand accounts	310,669	340,614
Cash and cash equivalents	336,524	359,519
Securities purchased under agreements to resell	6,875	7,043
Trading securities	163,419	140,837
Available for sale securities	331,071	408,371
Federal Home Loan Bank (FHLB) stock	7,974	7,539
Loans held for sale (includes $11,886, at fair value for 2018)	832,455	995,319
Loans receivable, net of allowance for loan losses of $12,704 and $8,311, respectively	2,045,423	1,366,349
Premises and equipment, net	15,136	5,354
Mortgage servicing rights	77,844	66,079
Interest receivable	13,827	8,326
Goodwill	17,477	3,902
Intangible assets, net	3,542	1,512
Other assets and receivables	32,596	22,983
Total assets	$3,884,163	$3,393,133
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest bearing	$182,879	$620,700
Interest bearing	3,048,207	2,322,861
Total deposits	3,231,086	2,943,561
Borrowings	195,453	56,612
Deferred and current tax liabilities, net	15,444	12,422
Other liabilities	20,943	13,064
Total liabilities	3,462,926	3,025,659
Commitments and Contingencies
Shareholders’ Equity
Common stock, without par value Authorized - 50,000,000 shares Issued and outstanding - 28,694,036 shares at December 31, 2018 and 28,685,167 shares at December 31, 2017	135,057	134,891
Preferred stock - $1,000 per share, without par value Authorized - 5,000,000 shares Issued and outstanding - 41,625 shares	41,581	41,581
Retained earnings	244,909	192,008
Accumulated other comprehensive loss	(310)	(1,006)
Total shareholders’ equity	421,237	367,474
Total liabilities and shareholders’ equity	$3,884,163	$3,393,133

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest Income
Loans	$33,999	$23,101	$119,457	$79,922
Investment securities:
Trading	1,235	1,063	5,012	5,187
Available for sale	1,740	1,356	6,448	4,531
Federal Home Loan Bank stock	88	81	385	321
Other	2,763	1,309	9,261	4,426
Total interest income	39,825	26,910	140,563	94,387
Interest Expense
Deposits	13,789	5,833	42,216	20,003
Borrowed funds	1,861	2,125	8,376	7,787
Total interest expense	15,650	7,958	50,592	27,790
Net Interest Income	24,175	18,952	89,971	66,597
Provision for loan losses	1,608	1,400	4,629	2,472

Net Interest Income After Provision for Loan Losses	22,567	17,552	85,342	64,125
Noninterest Income
Gain on sale of loans	11,718	9,977	39,266	37,790
Loan servicing fees, net	1,657	3,972	5,741	6,273
Mortgage warehouse fees	602	601	2,550	2,608
Other income	758	357	2,028	1,009
Total noninterest income	14,735	14,907	49,585	47,680
Noninterest Expense
Salaries and employee benefits	10,643	7,055	32,240	21,472
Loan expenses	1,109	1,025	4,621	4,097
Occupancy and equipment	726	522	2,788	1,602
Professional fees	830	425	2,585	1,516
Deposit insurance expense	273	226	1,024	930
Technology expense	548	340	1,544	1,171
Other expense	2,052	1,207	6,098	3,856
Total noninterest expense	16,181	10,800	50,900	34,644
Income Before Income Taxes	21,121	21,659	84,027	77,161
Provision for Income Taxes	5,699	1,330	21,153	22,477
Net Income	$15,422	$20,329	$62,874	$54,684
Dividends on preferred stock	(832)	(833)	(3,330)	(3,330)
Net Income Allocated to Common Shareholders	14,590	19,496	59,544	51,354
Basic Earnings Per Share	$0.51	$0.73	$2.08	$2.28
Diluted Earnings Per Share	$0.51	$0.73	$2.07	$2.28
Weighted-Average Shares Outstanding
Basic	28,694,036	26,619,950	28,692,955	22,551,452
Diluted	28,738,444	26,646,338	28,724,419	22,568,154
Dividends Per Share	$0.06	$0.05	$0.24	$0.20

Key Operating Results

(Unaudited)

($ in thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Noninterest Expense	16,181	12,449	10,800	50,900	34,644

Net Interest Income (before provision for losses)	24,175	23,482	18,952	89,971	66,597
Noninterest Income	14,735	11,907	14,907	49,585	47,680
Total Income	38,910	35,389	33,859	139,556	114,277

Efficiency Ratio	41.59%	35.18%	31.90%	36.47%	30.32%

Average Assets	3,839,594	3,829,172	3,204,591	3,680,934	2,973,589
Net Income	15,422	16,739	20,329	62,874	54,684
Return on Average Assets before annualizing	0.40%	0.44%	0.63%	1.71%	1.84%
Annualization Factor	4.00	4.00	4.00	1.00	1.00
Return on Average Assets	1.61%	1.75%	2.54%	1.71%	1.84%

Return on Average Tangible Common Equity (1)	16.24%	17.92%	28.60%	17.23%	25.14%

Tangible Book Value Per Common Share (1)	$12.50	$12.50	$11.17	$12.50	$11.17

Tangible Common Equity/Tangible Assets (1)	9.28%	9.44%	9.46%	9.28%	9.46%

(1) Non-GAAP financial measure - see “Reconciliation of Non-GAAP Measures”

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2018	2018	2017	2018	2017

Net Income	15,422	16,739	20,329	62,874	54,684
Less: Preferred Stock Dividends	(832)	(833)	(833)	(3,330)	(3,330)
Net Income Available to Common Shareholders	14,590	15,906	19,496	59,544	51,354

Average Shareholders Equity	417,072	403,757	321,785	396,350	248,515
Less: Average Goodwill & Intangibles	(16,127)	(7,120)	(7,552)	(9,265)	(2,662)
Less: Average Preferred Stock	(41,581)	(41,581)	(41,581)	(41,581)	(41,581)
Average Tangible Common Shareholder’s Equity	359,364	355,056	272,652	345,504	204,272

Annualization Factor	4.00	4.00	4.00	1.00	1.00
Return on Average Tangible Common Equity	16.24%	17.92%	28.60%	17.23%	25.14%

Total Equity	421,237	407,346	367,474	421,237	367,474
Less: Goodwill and Intangibles	(21,019)	(7,065)	(5,414)	(21,019)	(5,414)
Less: Preferrd Stock	(41,581)	(41,581)	(41,581)	(41,581)	(41,581)
Tangible Common Equity	358,637	358,700	320,479	358,637	320,479

Assets	3,884,163	3,806,949	3,393,133	3,884,163	3,393,133
Less: Goodwill and Intangibles	(21,019)	(7,065)	(5,414)	(21,019)	(5,414)
Tangible Assets	3,863,144	3,799,884	3,387,719	3,863,144	3,387,719

Ending Common Shares	28,694,036	28,694,036	28,685,167	28,694,036	28,685,167

Tangible Book Value per Common Share	$12.50	$12.50	$11.17	$12.50	$11.17
Tangible Common Equity/Tangible Assets	9.28%	9.44%	9.46%	9.28%	9.46%

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Int.	Rate	Balance	Int.	Rate	Balance	Int.	Rate
Assets:

Interest bearing deposits, and other	$490,189	$2,851	2.31%	$510,115	$2,681	2.09%	$442,789	$1,390	1.25%
Securities available for sale	331,613	1,740	2.08%	355,564	1,541	1.72%	414,895	1,356	1.30%
Trading securities	125,582	1,235	3.90%	137,351	1,299	3.75%	119,220	1,063	3.54%
Loans and loans held for sale	2,736,228	33,999	4.93%	2,677,449	32,056	4.75%	2,114,048	23,101	4.34%
Total Interest Earning Assets	3,683,612	39,825	4.29%	3,680,479	37,577	4.05%	3,090,952	26,910	3.45%
Allowance for loan losses	(11,495)			(10,695)			(7,551)
Noninterest earning assets	167,477			159,388			121,190

Total assets	$3,839,594			$3,829,172			$3,204,591

Liabilities/Equity:

Interest bearing checking	1,335,051	6,122	1.82%	853,066	4,471	2.08%	612,674	2,153	1.39%
Savings deposits	159,724	100	0.25%	148,348	109	0.29%	357,363	143	0.16%
Money market	904,838	4,234	1.86%	997,046	4,294	1.71%	778,837	2,582	1.32%
Certificates of deposit	617,659	3,333	2.14%	577,233	2,796	1.92%	292,142	955	1.30%
Total interest bearing deposits	3,017,272	13,789	1.81%	2,575,693	11,670	1.80%	2,041,016	5,833	1.13%

Borrowings	74,072	1,861	9.97%	74,227	2,425	12.96%	76,505	2,125	11.02%
Total Interest Bearing Liabilities	3,091,344	15,650	2.01%	2,649,920	14,095	2.11%	2,117,521	7,958	1.49%

Noninterest bearing deposits	293,197			748,312			730,936
Noninterest bearing liabilities	37,981			27,183			34,349

Total liabilities	3,422,522			3,425,415			2,882,806

Equity	417,072			403,757			321,785

Total liabilities and equity	$3,839,594			$3,829,172			$3,204,591

Net Interest Income		$24,175			$23,482			$18,952

Interest Rate Spread			2.28%			1.94%			1.96%

Net Interest Earning Assets	$592,268			$1,030,559			$973,431

Net Interest Margin			2.60%			2.53%			2.43%

Average Interest Earning Assets to Average Interest Bearing Liabilities			119.16%			138.89%			145.97%

Segment Results

(Unaudited)

($ in thousands)

	Net Income		Net Income
	Three Months Ended		Twelve Months Ended		Total Assets
	December 31,		December 31,		December 31,	December 31,
	2018	2017	2018	2017	2018	2017
Segment
Multi-family Mortgage Banking	$4,698	$14,871	$19,810	$28,661	$166,102	$134,390
Mortgage Warehousing	4,942	4,277	21,000	18,241	1,430,776	1,352,748
Banking	6,703	2,617	26,269	11,410	2,237,588	1,889,140
Other	(921)	(1,436)	(4,205)	(3,628)	49,697	16,855
Total	$15,422	$20,329	$62,874	$54,684	$3,884,163	$3,393,133